As filed with the Securities and Exchange Commission on June 26, 2015

Registration No. 333—

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4988129 (I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(212) 309-7549

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew D. Perlman

Chief Executive Officer

Vringo, Inc.

780 Third Avenue, 12th Floor

New York, New York 10017

(212) 309-7549

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Jeffrey P. Schultz, Esq.

Merav Gershtenman, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

(212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share, issuable upon exercise of outstanding warrants	$ 5,375,000	(1)	$1.00		$5,375,000		$624.58
Common Stock, par value $0.01 per share		(2)		(3)		(3)	—
Preferred Stock, par value $0.01 per share		(2)		(3)		(3)	—
Debt Securities		(2)		(3)		(3)	—
Warrants		(2)		(3)		(3)	—
Rights		(2)		(3)		(3)	—
Purchase Contracts		(2)		(3)		(3)	—
Units		(2)		(3)		(3)	—
Total		(2)			$55,375,000		$6,434.58

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered pursuant to this Registration Statement include 5,375,000 shares of common stock issuable upon the exercise of warrants (the “Warrant Shares”) issued and sold and previously registered by the Registrant on the Registrant’s Registration Statement (File No. 333-182823) filed on July 24, 2012 and declared effective on August 2, 2012 (the “Prior Registration Statement”) and pursuant to a prospectus supplement dated May 4, 2015.

(2)	In addition to the Warrant Shares, there are being registered hereunder such indeterminate amount of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, rights and purchase contracts to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $50,000,000 (the “Shelf Securities”). If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or performance of purchase contracts or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale from time to time of such indeterminate number of shares common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, which together shall have an aggregate initial offering price not to exceed $50,000,000; and

•	a warrant exercise prospectus for the offering, issuance and sale of up to 5,375,000 shares of the Registrant’s common stock pursuant to the exercise of warrants to purchase the Registrant’s common stock outstanding on June 26, 2015.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The warrant exercise prospectus immediately follows the base prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 26, 2015

PROSPECTUS

VRINGO, INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VRNG.” On June 24, 2015, the last reported sale price of our common stock was $0.59 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 10 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Vringo,” “the Company,” “we,” “us,” “our” and similar terms refer to Vringo, Inc. and its subsidiaries.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Vringo, Inc. (“Vringo”) strives to develop, acquire, license and protect innovation worldwide. We are currently focused on identifying, generating, acquiring, and deriving economic benefits from intellectual property assets. We plan to continue to expand our portfolio of intellectual property assets through acquiring and internally developing new technologies. We intend to monetize our technology portfolio through a variety of value enhancing initiatives, including, but not limited to:

•	licensing;

•	strategic partnerships; and

•	litigation.

Our Strategy

We manage an intellectual property portfolio consisting of over 600 patents and patent applications, covering telecom infrastructure, internet search and mobile technologies. These patents and patent applications have been developed internally or acquired from third parties. We strive to develop, acquire, license and protect innovation worldwide. We seek to expand our portfolio of intellectual property through acquisition and development both internally and with the assistance of third parties. Our goal is to partner with innovators of compelling technologies.

In potential acquisitions, we seek to purchase all of, or interests in, technology and intellectual property in exchange for cash, our securities and/or interests in the monetization of those assets. Our revenue from this aspect of our business can be generated through licensing and litigation efforts. We engage in robust due diligence and a principled risk underwriting process to evaluate the merits and potential value of any acquisition or partnership. We seek to structure the terms of our acquisitions and partnerships in a manner that will achieve the highest risk-adjusted returns possible. We believe that our capital resources and potential access to capital, together with the experience of our management team and board of directors, will allow us to assemble a portfolio of quality assets with short and long-term revenue opportunities.

1

Intellectual Property

Infrastructure Patents

As one of the means of realizing the value of the patents on telecom infrastructure, our wholly-owned subsidiaries, Vringo Infrastructure, Inc. (“Vringo Infrastructure”), Vringo, Inc. and Vringo Germany GmbH (“Vringo Germany”) have filed a number of suits against ZTE Corporation (“ZTE”), ASUSTeK Computer Inc. (“ASUS”), and certain of their subsidiaries, affiliates and other companies in the United States, European jurisdictions, India, Australia, Brazil, and Malaysia alleging infringement of certain U.S., European, Indian, Australian, Brazilian, and Malaysian patents.

ZTE

United Kingdom

On October 5, 2012, Vringo Infrastructure filed a suit in the UK High Court of Justice, Chancery Division, Patents Court, alleging infringement of three European patents. Subsequently, ZTE responded to the complaint with a counterclaim for invalidity of the patents-in-suit. Vringo Infrastructure filed a second UK suit on December 3, 2012, alleging infringement of three additional European patents.

In March 2014, Vringo Infrastructure withdrew its claim to one of the patents included in the first suit, and ZTE withdrew its invalidity counterclaim. Another patent included in the first suit was heard in a trial that commenced on October 28, 2014.

On November 28, 2014, the Court found the patent valid as amended and infringed by ZTE. Following the Court’s ruling, ZTE applied to introduce new prior art and re-argue the validity of the patent; the application was rejected on January 30, 2015. There was no appeal by ZTE of the substantive decision and therefore the decision is final. Trial on the remedies phase is currently scheduled to occur in the first half of 2016 and will focus on the appropriate royalty rate to be awarded.

On February 17, 2015, Vringo withdrew its infringement claims against ZTE on three of the four remaining European Patents in suit in the second litigation in the UK. ZTE subsequently withdrew its invalidity counterclaims in respect of these three patents.

On April 10, 2015, Vringo and ZTE reached an agreement in relation to the remaining European Patent in issue (EP (UK) 1 330 933) in the second patent case in the UK as a result of which the parties withdrew their respective claims and counterclaims.

Germany

On November 15, 2012, Vringo Germany filed a suit in the Mannheim Regional Court in Germany, alleging infringement of a European patent. The litigation was expanded to include a second European patent on February 21, 2013. On November 4, 2013, Vringo Germany filed a further brief with respect to the proceedings of the first European patent suit, asserting infringement by ZTE eNode B infrastructure equipment used in 4G networks. Vringo Germany re-filed the first European patent case in the Regional Court of Düsseldorf on December 5, 2014.

On December 17, 2013, the Court issued its judgment in the second European patent case, finding that ZTE infringed that patent and ordering an accounting and an injunction upon payment of the appropriate bonds. On February 19, 2014, Vringo Germany filed suit in the Mannheim Regional Court seeking enforcement of the accounting ordered and a further order that non-compliance be subject to civil and criminal penalties. On May 5, 2014, we paid a bond of €1,000,000 (approximately $1,085,000 as of March 31, 2015) to the Court in order to enforce the injunction against ZTE. On December 27, 2013, ZTE filed a notice of appeal of the Mannheim Regional Court’s judgment in the second European patent case, and on January 24, 2014, ZTE filed an emergency motion with the Court of Appeals seeking a stay of the judge’s order pending appeal. On February 24, 2014, ZTE’s motion was denied. A hearing in the appeal is scheduled for the third quarter of 2015.

2

On September 13, 2013 and January 28, 2014, Vringo Germany filed two suits in the Regional Court of Düsseldorf, alleging infringement of two additional European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ZTE does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

ZTE filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany during the second and fourth quarters, respectively, of 2013. Trial in the nullity suit with respect to the first European patent took place on March 4, 2015. The Court indicated that it will present its findings in a written decision, which is likely to be released in the second quarter of 2015. Trial in the nullity suit with respect to the second European patent has been scheduled for the fourth quarter of 2015.

ZTE filed a nullity suit with respect to the third European patent in the Federal Patents Court in Munich, Germany, in the fourth quarter of 2013. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015. In addition, ZTE filed a nullity suit with respect to the fourth European patent in the Federal Patents Court in Munich, Germany in the second quarter of 2014. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015.

ZTE filed nullity suits against three Vringo patents not currently being asserted against ZTE. Vringo believes these claims are meritless and will vigorously defend the validity of its patents. No schedule has currently been set in these cases.

China

ZTE has filed 33 reexamination requests of Vringo’s Chinese patents with the Patent Re-Examination Board (“PRB”) of the State Intellectual Property Office of the People’s Republic of China. To date, the PRB has upheld the validity of 17 of Vringo’s patents, partially upheld the validity of two of Vringo’s patents, and has held that 12 of Vringo’s patents are invalid. Vringo has filed appeals on the PRB’s decision on the nine patents that are held invalid. The appeal process is expected to take at least one year. The remaining reexamination requests remain pending, with decisions expected to be rendered on a rolling basis.

On February 21, 2014, ZTE filed a civil complaint against Vringo and Vringo Infrastructure in the Shenzhen Intermediate Court alleging that Vringo violated China’s antimonopoly laws. Vringo received notice of the action on June 26, 2014. Vringo intends to vigorously contest all aspects of this action in the appropriate manner. On July 28, 2014, Vringo filed a motion to have this complaint dismissed due to lack of jurisdiction. On August 6, 2014, the Court dismissed this motion. Vringo filed an appeal of the dismissal, which was denied by the Court. The Court conducted hearing on May 29, 2015 for the parties to submit any evidence on which they intend to rely and during which ZTE amended its complaint to increase its damages demand. As a result Vringo filed a motion contesting the jurisdiction of the court which was denied. Vringo’s appeal of the jurisdictional question is pending. The trial court scheduled hearings starting on June 9, 2015 for the parties to argue their positions. The trial has been stayed pending the appeal. The appellate process is expected to take at least two months.

France

On March 29, 2013, Vringo Infrastructure filed a patent infringement lawsuit in France in the Tribunal de Grande Instance de Paris, alleging infringement of the French part of two European patents. Vringo Infrastructure filed the lawsuit based on particular information uncovered during a seizure to obtain evidence of infringement, known as a saisie-contrefaçon, which was executed at two of ZTE's facilities in France. The oral hearing in relation to liability and injunctive relief for these patents was held on April 13, 2015 before the 3rd division of the 3rd chamber of the Tribunal de Grande Instance de Paris (specializing in IP matters). We anticipate that the Court will render a decision in the third quarter of 2015.

3

Australia

On June 11, 2013, Vringo Infrastructure filed a patent infringement lawsuit in the Federal Court of Australia in the New South Wales registry, alleging infringement by ZTE of two Australian patents. In March 2015, the Court granted Vringo’s request to join ZTE as a party to the action. We currently anticipate that the Court will set a trial date in 2015.

Spain

On September 6, 2013, Vringo Infrastructure filed a preliminary inquiry order against ZTE in the Commercial Court of Madrid, Spain, requiring ZTE to provide discovery relating to alleged infringement of a patent which is the Spanish counter-part of the second European patent filed in Germany. In light of ZTE’s non-responsiveness to the order, on March 24, 2014 the Court granted our request to seek discovery of four of ZTE’s Spanish customers. We have received responses from all four customers. On July 31, 2014, ZTE filed a nullity suit in the Commercial Court of Madrid seeking to invalidate two of the Spanish counter-parts of Vringo’s European patents, including the patent found valid as amended and infringed in the UK.

India

On November 7, 2013, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, India, alleging infringement of an Indian patent related to CDMA. On November 8, 2013, the Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on December 12, 2013, the Court instituted an interim arrangement. On February 3, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

On January 31, 2014, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, alleging infringement of a second Indian patent related to GSM Infrastructure. The Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on August 13, 2014, the Court instituted an interim arrangement. On August 30, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

Brazil

On April 14, 2014, Vringo Infrastructure filed a patent infringement lawsuit assigned to the 5th Trial Court of Rio de Janeiro State Court in Brazil, alleging infringement of a Brazilian patent related to 3G/4G/LTE infrastructure. This is the Brazilian counterpart to the patent found to be valid as amended and infringed in the UK. On April 15, 2014, the court granted an ex-parte preliminary injunction restraining ZTE from manufacturing, using, offering for sale, selling, installing, testing, or importing such infrastructure equipment, subject to a fine. The Company posted a bond of approximately R$ 2,020,000 (approximately $621,000 as of March 31, 2015) with the court on April 17, 2014 as a surety against the truth of the allegations contained in the complaint. ZTE has filed numerous appeals against the injunction since, all of which have been rejected.

On July 17, 2014, ZTE filed a nullity suit in the Federal district court in Rio de Janiero, Brazil, against both Vringo and the Brazilian patent office, seeking to invalidate Vringo’s Brazilian patent. The Brazilian patent office answered the complaint, supporting the validity of the patent and requesting the dismissal of the complaint. A schedule for the remainder of this matter has not yet been set.

In April 2015, ZTE filed a second suit in the Federal district court in Rio de Janeiro, against Vringo and the Brazilian patent office, seeking to prevent Vringo from enforcing the injunction issued in the state court. A schedule for this matter has not yet been set.

4

Malaysia

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the High Court of Malaya at Kuala Lumpur. The Court is expected to hear the case in the fourth quarter of 2015.

Romania

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the Bucharest Tribunal Civil Section. On July 1, 2014, the court granted an ex-parte preliminary injunction, ordering ZTE to cease any importation, exportation, introduction on the market, offer for sale, storage, sale, trade, distribution, promotion, or any other business activity regarding the infringing product. ZTE appealed the injunction and, on October 10, 2014, the Bucharest Court of Appeal suspended enforcement of the injunction in light of ZTE’s allegations that it was immediately subject to approximately €31,500,000 in contract losses, pending the outcome of the appeal. On January 8, 2015, the Court rejected ZTE’s appeal, and reinstated the injunction with immediate effect. The Court ordered Vringo to pay a bond of approximately €243,000 in order to continue to enforce the injunction. On February 4, 2015, the Court rejected ZTE’s request for the Court to order Vringo to pay an increased bond of €40,000,000, in a final decision that may not be appealed. Vringo paid the €243,000 bond on February 11, 2015 (approximately $264,000 as of March 31, 2015). ZTE has filed numerous appeals against the injunction since, all of which have been rejected.

Netherlands

On May 28, 2014, Vringo Infrastructure commenced legal proceedings, pursuant to European Anti-Piracy Regulations, Number 1383/2003, Article 11 against ZTE in the District Court of The Hague. ZTE has filed an invalidity lawsuit for the patent-in-suit. On August 19, 2014, Vringo Infrastructure filed another suit at the District Court of The Hague, which subsumed the May 18, 2014 lawsuit. A schedule has not yet been set in this matter.

On June 4, 2014, ZTE filed suit in the District Court of Rotterdam against Vringo and Vringo Infrastructure for the alleged wrongful detention of goods under the relevant anti-piracy regulations. A schedule has not yet been set in this matter.

On July 24, 2014, ZTE filed a request with the District Court of The Hague to seek the release of ZTE UMTS products being held by Dutch customs officials and to order Vringo to ask the Dutch customs authorities to stop their actions against ZTE’s products based on the Anti-Piracy Regulations of the European Union. On October 24, 2014, the President of the Court denied ZTE’s requests, and upheld the detention of ZTE’s goods, finding, prima facie, that ZTE has infringed one of Vringo’s European patents, upholding the validity of that patent, and rejecting ZTE’s argument that Vringo has violated European competition law by enforcing that patent. ZTE was also ordered to pay Vringo’s legal costs of approximately $250,000. ZTE retains the right to appeal this decision.

On October 23, 2014, ZTE filed suit in the District Court of The Hague seeking the invalidity of Vringo’s European Patent that is the subject of the other proceedings taking place in the same Court. A hearing in this matter has not yet been scheduled.

United States

On July 2, 2014, Vringo filed suit in the United States District Court for the Southern District of New York seeking a temporary restraining order and preliminary and permanent injunctions against ZTE, enjoining ZTE’s use of prohibited materials captured under a non-disclosure agreement (“NDA”) between the parties, including but not limited to ZTE’s use of such materials in its antitrust lawsuit in China against Vringo and Vringo Infrastructure. On July 7, 2014, the court granted a temporary restraining order against ZTE’s use of such material. On July 23, 2014, ZTE filed a counterclaim against Vringo. On July 24, 2014, the Court held a hearing on Vringo’s motion for a preliminary injunction against ZTE. On October 2, 2014, Vringo filed a motion for judgment on the pleadings, similar to a motion for summary judgment, asking the court to render a judgment on Vringo’s cause of action based solely on the pleadings of the parties. On April 6, 2015, the Court granted Vringo’s motion in part, holding that ZTE breached the NDA. On June 3, 2015, the Court granted, in part, Vringo’s request for a preliminary injunction, effectively converting the previously-granted temporary restraining order into a preliminary injunction.

5

On February 5, 2015, ZTE filed suit in the United States District Court for the District of Delaware alleging that Vringo breached its contractual obligations to ETSI, which it assumed from Nokia when it purchased its infrastructure patent portfolio. On February 6, 2015, the Court granted a temporary restraining order and preliminary injunction against Vringo. On February 10, 2015, the Court dissolved the temporary restraining order and preliminary injunction and granted Vringo’s request to transfer the case to the United States District Court for the Southern District of New York.

On February 5, 2015, ZTE filed inter partes review (“IPR”) requests for five of Vringo’s United States Patents. The requests, filed with the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office will remain pending until the PTAB makes a decision on whether to grant the requests and, thus, review the patents. While these patents have counterparts being litigated by Vringo in other parts of the world, none of these United States Patents are currently in litigation. On June 5, 2015, ZTE withdrew their requests for IPR for procedural reasons. Vringo anticipates that ZTE will re-file them in the near future.

European Commission

On April 10, 2014, ZTE filed a complaint with the European Commission. We believe that the accusations are not accurate. The European Commission has not yet set the schedule for this matter.

European Patent Office

On May 14, 2015, ZTE filed an opposition to one of Vringo’s newly issued patents at the European Patent Office. Vringo believes that ZTE’s request has no merit and plans to vigorously defend the validity of its patent. A schedule has not yet been set.

National Development and Reform Commission (China)

On January 13, 2015, Vringo Infrastructure received a Request for Assistance in Investigation from the National Development and Reform Commission of the People’s Republic of China (NDRC). This request was based on a complaint filed by ZTE against Vringo. The NDRC has demanded that Vringo consent to mediation with ZTE overseen by the NDRC or face severe criminal and civil penalties. Vringo is actively responding to the NDRC’s concerns and working to convince them that ZTE’s claims have no merit. Vringo is additionally working to ensure that the NDRC respects the various relevant treaties to which the United States and China are signatories.

ASUS

Germany

On October 4, 2013 and January 29, 2014, Vringo Germany filed two patent infringement lawsuits against ASUS in the Düsseldorf Regional Court, alleging infringement of two European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ASUS does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

ASUS filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany, during the second quarter of 2014. Trials in the nullity suits have not been scheduled but are not anticipated before the second quarter of 2016 for the first patent and the second quarter of 2015 for the second patent.

Spain

On February 7, 2014, Vringo Infrastructure filed suit in the Commercial Court of Barcelona alleging infringement of a patent which is the Spanish counter-part of the first European patent filed in Germany. The oral hearing for this case was heard before the Commercial Court of Barcelona on November 25, 2014. Judgment is pending. On December 19, 2014, ASUS filed a nullity suit with respect to the same patent. A schedule for the case has not yet been set.

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India

On April 15, 2014, Vringo Infrastructure filed suit in the High Court of Delhi, New Delhi alleging infringement of a patent related to use of dictionaries in search engines preloaded on certain ASUS devices. Google has successfully petitioned to intervene as an interested party and, by right, has filed responsive pleadings. A schedule for the remainder of case has not yet been set.

Search Patents

On September 15, 2011, our wholly-owned subsidiary, I/P Engine, Inc. (“I/P Engine”) initiated litigation in the United States District Court, for the Eastern District of Virginia, against AOL Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation (collectively, the “Defendants”) for infringement of claims of U.S. Patent Nos. 6,314,420 and 6,775,664, which I/P Engine acquired from Lycos, Inc.

Trial commenced on October 16, 2012, and the case was submitted to the jury on November 1, 2012. On November 6, 2012, the jury ruled in favor of I/P Engine and against the Defendants. After upholding the validity of the patents-in-suit, and determining that the asserted claims of the patents were infringed by the defendants, the jury found that reasonable royalty damages should be based on a “running royalty,” and that the running royalty rate should be 3.5%. The jury also awarded I/P Engine a total of approximately $30.5 million. On November 20, 2012, the clerk entered the District Court's final judgment.

On January 3, 2014, the District Court ordered that I/P Engine recover an additional sum of $17.32 million from Defendants for supplemental damages and prejudgment interest. On January 21, 2014, the District Court ruled that Defendants' alleged design-around is “nothing more than a colorable variation of the system adjudged to infringe," and accordingly I/P Engine "is entitled to ongoing royalties as long as Defendants continue to use the modified system.” On January 28, 2014, the District Court ruled that the appropriate ongoing royalty rate for Defendants' continued infringement of the patents-in-suit that “would reasonably compensate [I/P Engine] for giving up [its] right to exclude yet allow an ongoing willful infringer to make a reasonable profit” is a rate of 6.5% of the 20.9% royalty base previously set by the District Court. The Defendants also filed a separate appeal related to these matters.

On August 15, 2014, the Court of Appeals for the Federal Circuit (“Federal Circuit”) held that the claims of the patents-in-suit asserted by the Company against the Defendants are invalid for obviousness. On August 20, 2014, Vringo announced that I/P Engine would seek en banc review of the Federal Circuit's decision.

On October 15, 2014, I/P Engine filed a petition for rehearing en banc, in which it argued that the majority's opinion in this case presents important questions of law and is at odds with a series of Supreme Court and Federal Circuit decisions which do not allow appellate judges to disregard a jury's detailed findings under these circumstances. I/P Engine argued that review is particularly appropriate here, where the panel majority not only failed to adopt the proper legal standard, but explicitly rejected it.

On December 15, 2014, the Federal Circuit denied I/P Engine's petition for rehearing of the case en banc and consequently, we announced that I/P Engine will seek review by the Supreme Court of the United States (“Supreme Court”) of the Federal Circuit's decision. On May 14, 2015, I/P Engine filed a petition for writ of certiorari with the Supreme Court of the United States.  The petition asks the Court to review and overturn a divided opinion of the U.S. Court of Appeals for the Federal Circuit, issued on August 15, 2014, which reversed a jury verdict entered in favor of I/P Engine against Google and certain of Google's customers in the United States District Court for the Eastern District of Virginia.

The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts and the website for the Supreme Court of the United States, www.supremecourt.gov.

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Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Corporate Information

We were incorporated in Delaware in 2006. Our principal executive offices are located at 780 Third Avenue, 12th Floor, New York, New York 10017, and our telephone number is (212) 309-7549. Our principal website is www.vringoip.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “VRNG.”

The Securities We May Offer

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

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•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment of existing indebtedness, working capital, intellectual property protection and enforcement, capital expenditures, investments and acquisitions, including acquisitions of patent portfolios. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (i) through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our restated certificate of incorporation and restated bylaws, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 15, 2015, we had 95,880,006 shares of common stock outstanding held of record by 11 stockholders, which does not include stockholders who hold their shares in “street name.” There are no outstanding shares of preferred stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of our preferred stock.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

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If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for any preferred stock we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

On May 4, 2015, we entered into a securities purchase agreement with certain institutional investors in a registered direct offering of $12,500,000 of senior secured convertible notes and certain warrants to purchase shares of our common stock. On May 4, 2015, we issued the notes, which are convertible into shares of our common stock at $1.00 per share, bear 8% interest and mature in 21 months from the date of issuance, or February 4, 2017, unless earlier converted. In addition, we issued approximately 5.4 million warrants to purchase shares of our common stock, which are exercisable at $1.00 per share and are exercisable for a period of five years. In connection with the issuance of the notes and warrants, we received net cash proceeds of $12,425,000 on May 5, 2015. Our obligations under the outstanding notes are secured by a first priority perfected security interest in substantially all of our U.S. assets. In addition, stock of certain of our subsidiaries has been pledged. The outstanding notes contain customary events of default, as well as covenants, which include restrictions on the assumption of new debt by Vringo.

The principal amount of the outstanding notes will be repaid monthly, and we may make such payments and related interest payments in cash or, subject to certain conditions, in registered shares of our common stock, at our election. If we choose to repay the notes in shares of its common stock, the shares will be issued at a 15% discount, based on the then-current market price data of our common stock. We may also repay the notes in advance of the maturity schedule subject to early repayment penalties. Once the notes are repaid and no longer outstanding, we will have the ability to offer and sell new senior debt securities, in accordance with the general terms and conditions described below.

General

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

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•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

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•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

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Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

As of June 26, 2015, there were warrants to purchase 9,566,796 shares of Vringo common stock outstanding at a weighted-average exercise price of $1.33 per share. This amount is comprised of warrants to purchase 758,023 shares of common stock exercisable until February 6, 2017 at an exercise price of $1.76, warrants to purchase 3,433,773 shares of common stock exercisable until July 19, 2017 at an exercise price of $1.76, and warrants to purchase 5,375,000 shares of common stock exercisable until May 4, 2020 at an exercise price of $1.00. Prior to June 21, 2015, we also had public warrants to purchase 4,784,000 shares of common stock at an exercise price of $5.06, which were listed on the NASDAQ Capital Market under the symbol “VRNGW,” and additional warrants which were privately held to purchase 8,426,858 shares of common stock, both of which expired on June 21, 2015.

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by such law.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2014 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated March 16, 2015 covering the consolidated financial statements as of December 31, 2014 and for the year then ended contains an explanatory paragraph that the Company has suffered recurring losses from operations and negative cash flows from operating activities and may not have sufficient cash or available sources of liquidity to support operating requirements that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.vringoip.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015, as amended on April 30, 2015;

•	our Quarterly Report on Form 10-Q, filed on May 5, 2015;

•	our Current Reports on Form 8-K, filed on June 24, 2015, June 18, 2015, May 4, 2015 and January 23, 2015 (other than the portions of those reports not deemed to be filed);

•	the description of our common stock and public warrants contained in our Registration Statement on Form 8-A, filed on April 29, 2013 (File No. 001-34785); and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-34785.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Vringo, Inc., 780 Third Avenue, 12th Floor, New York, New York 10017 or call (212) 309-7549.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 26, 2015

PROSPECTUS

VRINGO, INC.

5,375,000

SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by us of up to 5,375,000 shares of common stock, par value $0.01 per share, that are issuable from time to time upon the exercise of warrants at an exercise price of $1.00 per share. The warrants were originally issued by us on May 4, 2015, pursuant to a prospectus supplement dated May 4, 2015 and an accompanying prospectus dated August 2, 2012. We will receive the proceeds from any cash exercises of the warrants. Each warrant is exercisable at any time until its expiration date, which date is five years from the initial exercisability date of the warrant.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VRNG.” On June 24, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.59 per share.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-10 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

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ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should review this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” on page S-10, the financial statements and related notes, and the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering.

Overview

Vringo, Inc. (“Vringo”) strives to develop, acquire, license and protect innovation worldwide. We are currently focused on identifying, generating, acquiring, and deriving economic benefits from intellectual property assets. We plan to continue to expand our portfolio of intellectual property assets through acquiring and internally developing new technologies. We intend to monetize our technology portfolio through a variety of value enhancing initiatives, including, but not limited to:

•	licensing;

•	strategic partnerships; and

•	litigation.

Our Strategy

We manage an intellectual property portfolio consisting of over 600 patents and patent applications, covering telecom infrastructure, internet search and mobile technologies. These patents and patent applications have been developed internally or acquired from third parties. We strive to develop, acquire, license and protect innovation worldwide. We seek to expand our portfolio of intellectual property through acquisition and development both internally and with the assistance of third parties. Our goal is to partner with innovators of compelling technologies.

In potential acquisitions, we seek to purchase all of, or interests in, technology and intellectual property in exchange for cash, our securities and/or interests in the monetization of those assets. Our revenue from this aspect of our business can be generated through licensing and litigation efforts. We engage in robust due diligence and a principled risk underwriting process to evaluate the merits and potential value of any acquisition or partnership. We seek to structure the terms of our acquisitions and partnerships in a manner that will achieve the highest risk-adjusted returns possible. We believe that our capital resources and potential access to capital, together with the experience of our management team and board of directors, will allow us to assemble a portfolio of quality assets with short and long-term revenue opportunities.

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May 2015 Financing Transaction

On May 4, 2015, we entered into a securities purchase agreement with certain institutional investors in a registered direct offering of $12,500,000 of senior secured convertible notes, or the notes, and certain warrants to purchase shares of our common stock. Pursuant to the securities purchase agreement, on May 5, 2015, we issued the notes, which are convertible into shares of our common stock at $1.00 per share, bear 8% interest and mature in 21 months from the date of issuance, unless earlier converted. In addition, we issued 5,375,000 warrants to purchase shares of our common stock, which are exercisable at $1.00 per share and are exercisable for a period of five years. In connection with the issuance of the notes and warrants, we received net cash proceeds of $12,425,000 on May 5, 2015. Our obligations under the outstanding Notes are secured by a first priority perfected security interest in substantially all of our U.S. assets. In addition, stock of certain of our subsidiaries has been pledged. The outstanding notes contain customary events of default, as well as covenants, which include restrictions on the assumption of new debt by Vringo. This transaction will be accounted for in the second quarter of fiscal 2015. As a result of this transaction, our cash balance as of May 5, 2015 is approximately $23,000,000.

The principal amount of the outstanding notes will be repaid monthly, and we may make such payments and related interest payments in cash or, subject to certain conditions, in registered shares of our common stock, at our election. If we choose to repay the notes in shares of our common stock, the shares will be issued at a 15% discount, based on the then-current market price data of our common stock. We may also repay the notes in advance of the maturity schedule subject to early repayment penalties. We are registering the shares of common stock underlying the warrants under this prospectus. For additional information of our May 2015 Financing Transaction, please refer to the section entitled “Description of Capital Stock — May 2015 Financing Transaction.”

Intellectual Property

Infrastructure Patents

As one of the means of realizing the value of the patents on telecom infrastructure, our wholly-owned subsidiaries, Vringo Infrastructure, Inc. (“Vringo Infrastructure”), Vringo, Inc. and Vringo Germany GmbH (“Vringo Germany”) have filed a number of suits against ZTE Corporation (“ZTE”), ASUSTeK Computer Inc. (“ASUS”), and certain of their subsidiaries, affiliates and other companies in the United States, European jurisdictions, India, Australia, Brazil, and Malaysia alleging infringement of certain U.S., European, Indian, Australian, Brazilian, and Malaysian patents.

ZTE

United Kingdom

On October 5, 2012, Vringo Infrastructure filed a suit in the UK High Court of Justice, Chancery Division, Patents Court, alleging infringement of three European patents. Subsequently, ZTE responded to the complaint with a counterclaim for invalidity of the patents-in-suit. Vringo Infrastructure filed a second UK suit on December 3, 2012, alleging infringement of three additional European patents.

In March 2014, Vringo Infrastructure withdrew its claim to one of the patents included in the first suit, and ZTE withdrew its invalidity counterclaim. Another patent included in the first suit was heard in a trial that commenced on October 28, 2014.

On November 28, 2014, the Court found the patent valid as amended and infringed by ZTE. Following the Court’s ruling, ZTE applied to introduce new prior art and re-argue the validity of the patent; the application was rejected on January 30, 2015. There was no appeal by ZTE of the substantive decision and therefore the decision is final. Trial on the remedies phase is currently scheduled to occur in the first half of 2016 and will focus on the appropriate royalty rate to be awarded.

On February 17, 2015, Vringo withdrew its infringement claims against ZTE on three of the four remaining European Patents in suit in the second litigation in the UK. ZTE subsequently withdrew its invalidity counterclaims in respect of these three patents.

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On April 10, 2015, Vringo and ZTE reached an agreement in relation to the remaining European Patent in issue (EP (UK) 1 330 933) in the second patent case in the UK as a result of which the parties withdrew their respective claims and counterclaims.

Germany

On November 15, 2012, Vringo Germany filed a suit in the Mannheim Regional Court in Germany, alleging infringement of a European patent. The litigation was expanded to include a second European patent on February 21, 2013. On November 4, 2013, Vringo Germany filed a further brief with respect to the proceedings of the first European patent suit, asserting infringement by ZTE eNode B infrastructure equipment used in 4G networks. Vringo Germany re-filed the first European patent case in the Regional Court of Düsseldorf on December 5, 2014.

On December 17, 2013, the Court issued its judgment in the second European patent case, finding that ZTE infringed that patent and ordering an accounting and an injunction upon payment of the appropriate bonds. On February 19, 2014, Vringo Germany filed suit in the Mannheim Regional Court seeking enforcement of the accounting ordered and a further order that non-compliance be subject to civil and criminal penalties. On May 5, 2014, we paid a bond of €1,000,000 (approximately $1,085,000 as of March 31, 2015) to the Court in order to enforce the injunction against ZTE. On December 27, 2013, ZTE filed a notice of appeal of the Mannheim Regional Court’s judgment in the second European patent case, and on January 24, 2014, ZTE filed an emergency motion with the Court of Appeals seeking a stay of the judge’s order pending appeal. On February 24, 2014, ZTE’s motion was denied. A hearing in the appeal is scheduled for the third quarter of 2015.

On September 13, 2013 and January 28, 2014, Vringo Germany filed two suits in the Regional Court of Düsseldorf, alleging infringement of two additional European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ZTE does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

ZTE filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany during the second and fourth quarters, respectively, of 2013. Trial in the nullity suit with respect to the first European patent took place on March 4, 2015. The Court indicated that it will present its findings in a written decision, which is likely to be released in the second quarter of 2015. Trial in the nullity suit with respect to the second European patent has been scheduled for the fourth quarter of 2015.

ZTE filed a nullity suit with respect to the third European patent in the Federal Patents Court in Munich, Germany, in the fourth quarter of 2013. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015. In addition, ZTE filed a nullity suit with respect to the fourth European patent in the Federal Patents Court in Munich, Germany in the second quarter of 2014. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015.

ZTE filed nullity suits against three Vringo patents not currently being asserted against ZTE. Vringo believes these claims are meritless and will vigorously defend the validity of its patents. No schedule has currently been set in these cases.

China

ZTE has filed 33 reexamination requests of Vringo’s Chinese patents with the Patent Re-Examination Board (“PRB”) of the State Intellectual Property Office of the People’s Republic of China. To date, the PRB has upheld the validity of 17 of Vringo’s patents, partially upheld the validity of two of Vringo’s patents, and has held that 12 of Vringo’s patents are invalid. Vringo has filed appeals on the PRB’s decision on the nine patents that are held invalid. The appeal process is expected to take at least one year. The remaining reexamination requests remain pending, with decisions expected to be rendered on a rolling basis.

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On February 21, 2014, ZTE filed a civil complaint against Vringo and Vringo Infrastructure in the Shenzhen Intermediate Court alleging that Vringo violated China’s antimonopoly laws. Vringo received notice of the action on June 26, 2014. Vringo intends to vigorously contest all aspects of this action in the appropriate manner. On July 28, 2014, Vringo filed a motion to have this complaint dismissed due to lack of jurisdiction. On August 6, 2014, the Court dismissed this motion. Vringo filed an appeal of the dismissal, which was denied by the Court. The Court conducted hearing on May 29, 2015 for the parties to submit any evidence on which they intend to rely and during which ZTE amended its complaint to increase its damages demand. As a result Vringo filed a motion contesting the jurisdiction of the court which was denied. Vringo’s appeal of the jurisdictional question is pending. The trial court scheduled hearings starting on June 9, 2015 for the parties to argue their positions. The trial has been stayed pending the appeal. The appellate process is expected to take at least two months.

France

On March 29, 2013, Vringo Infrastructure filed a patent infringement lawsuit in France in the Tribunal de Grande Instance de Paris, alleging infringement of the French part of two European patents. Vringo Infrastructure filed the lawsuit based on particular information uncovered during a seizure to obtain evidence of infringement, known as a saisie-contrefaçon, which was executed at two of ZTE's facilities in France. The oral hearing in relation to liability and injunctive relief for these patents was held on April 13, 2015 before the 3rd division of the 3rd chamber of the Tribunal de Grande Instance de Paris (specializing in IP matters). We anticipate that the Court will render a decision in the third quarter of 2015.

Australia

On June 11, 2013, Vringo Infrastructure filed a patent infringement lawsuit in the Federal Court of Australia in the New South Wales registry, alleging infringement by ZTE of two Australian patents. In March 2015, the Court granted Vringo’s request to join ZTE as a party to the action. We currently anticipate that the Court will set a trial date in 2015.

Spain

On September 6, 2013, Vringo Infrastructure filed a preliminary inquiry order against ZTE in the Commercial Court of Madrid, Spain, requiring ZTE to provide discovery relating to alleged infringement of a patent which is the Spanish counter-part of the second European patent filed in Germany. In light of ZTE’s non-responsiveness to the order, on March 24, 2014 the Court granted our request to seek discovery of four of ZTE’s Spanish customers. We have received responses from all four customers. On July 31, 2014, ZTE filed a nullity suit in the Commercial Court of Madrid seeking to invalidate two of the Spanish counter-parts of Vringo’s European patents, including the patent found valid as amended and infringed in the UK.

India

On November 7, 2013, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, India, alleging infringement of an Indian patent related to CDMA. On November 8, 2013, the Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on December 12, 2013, the Court instituted an interim arrangement. On February 3, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

On January 31, 2014, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, alleging infringement of a second Indian patent related to GSM Infrastructure. The Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on August 13, 2014, the Court instituted an interim arrangement. On August 30, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

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Brazil

On April 14, 2014, Vringo Infrastructure filed a patent infringement lawsuit assigned to the 5th Trial Court of Rio de Janeiro State Court in Brazil, alleging infringement of a Brazilian patent related to 3G/4G/LTE infrastructure. This is the Brazilian counterpart to the patent found to be valid as amended and infringed in the UK. On April 15, 2014, the court granted an ex-parte preliminary injunction restraining ZTE from manufacturing, using, offering for sale, selling, installing, testing, or importing such infrastructure equipment, subject to a fine. The Company posted a bond of approximately R$ 2,020,000 (approximately $621,000 as of March 31, 2015) with the court on April 17, 2014 as a surety against the truth of the allegations contained in the complaint. ZTE has filed numerous appeals against the injunction since, all of which have been rejected.

On July 17, 2014, ZTE filed a nullity suit in the Federal district court in Rio de Janiero, Brazil, against both Vringo and the Brazilian patent office, seeking to invalidate Vringo’s Brazilian patent. The Brazilian patent office answered the complaint, supporting the validity of the patent and requesting the dismissal of the complaint. A schedule for the remainder of this matter has not yet been set.

In April 2015, ZTE filed a second suit in the Federal district court in Rio de Janeiro, against Vringo and the Brazilian patent office, seeking to prevent Vringo from enforcing the injunction issued in the state court. A schedule for this matter has not yet been set.

Malaysia

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the High Court of Malaya at Kuala Lumpur. The Court is expected to hear the case in the fourth quarter of 2015.

Romania

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the Bucharest Tribunal Civil Section. On July 1, 2014, the court granted an ex-parte preliminary injunction, ordering ZTE to cease any importation, exportation, introduction on the market, offer for sale, storage, sale, trade, distribution, promotion, or any other business activity regarding the infringing product. ZTE appealed the injunction and, on October 10, 2014, the Bucharest Court of Appeal suspended enforcement of the injunction in light of ZTE’s allegations that it was immediately subject to approximately €31,500,000 in contract losses, pending the outcome of the appeal. On January 8, 2015, the Court rejected ZTE’s appeal, and reinstated the injunction with immediate effect. The Court ordered Vringo to pay a bond of approximately €243,000 in order to continue to enforce the injunction. On February 4, 2015, the Court rejected ZTE’s request for the Court to order Vringo to pay an increased bond of €40,000,000, in a final decision that may not be appealed. Vringo paid the €243,000 bond on February 11, 2015 (approximately $264,000 as of March 31, 2015). ZTE has filed numerous appeals against the injunction since, all of which have been rejected.

Netherlands

On May 28, 2014, Vringo Infrastructure commenced legal proceedings, pursuant to European Anti-Piracy Regulations, Number 1383/2003, Article 11 against ZTE in the District Court of The Hague. ZTE has filed an invalidity lawsuit for the patent-in-suit. On August 19, 2014, Vringo Infrastructure filed another suit at the District Court of The Hague, which subsumed the May 18, 2014 lawsuit. A schedule has not yet been set in this matter.

On June 4, 2014, ZTE filed suit in the District Court of Rotterdam against Vringo and Vringo Infrastructure for the alleged wrongful detention of goods under the relevant anti-piracy regulations. A schedule has not yet been set in this matter.

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On July 24, 2014, ZTE filed a request with the District Court of The Hague to seek the release of ZTE UMTS products being held by Dutch customs officials and to order Vringo to ask the Dutch customs authorities to stop their actions against ZTE’s products based on the Anti-Piracy Regulations of the European Union. On October 24, 2014, the President of the Court denied ZTE’s requests, and upheld the detention of ZTE’s goods, finding, prima facie, that ZTE has infringed one of Vringo’s European patents, upholding the validity of that patent, and rejecting ZTE’s argument that Vringo has violated European competition law by enforcing that patent. ZTE was also ordered to pay Vringo’s legal costs of approximately $250,000. ZTE retains the right to appeal this decision.

On October 23, 2014, ZTE filed suit in the District Court of The Hague seeking the invalidity of Vringo’s European Patent that is the subject of the other proceedings taking place in the same Court. A hearing in this matter has not yet been scheduled.

United States

On July 2, 2014, Vringo filed suit in the United States District Court for the Southern District of New York seeking a temporary restraining order and preliminary and permanent injunctions against ZTE, enjoining ZTE’s use of prohibited materials captured under a non-disclosure agreement (“NDA”) between the parties, including but not limited to ZTE’s use of such materials in its antitrust lawsuit in China against Vringo and Vringo Infrastructure. On July 7, 2014, the court granted a temporary restraining order against ZTE’s use of such material. On July 23, 2014, ZTE filed a counterclaim against Vringo. On July 24, 2014, the Court held a hearing on Vringo’s motion for a preliminary injunction against ZTE. On October 2, 2014, Vringo filed a motion for judgment on the pleadings, similar to a motion for summary judgment, asking the court to render a judgment on Vringo’s cause of action based solely on the pleadings of the parties. On April 6, 2015, the Court granted Vringo’s motion in part, holding that ZTE breached the NDA. On June 3, 2015, the Court granted, in part, Vringo’s request for a preliminary injunction, effectively converting the previously-granted temporary restraining order into a preliminary injunction.

On February 5, 2015, ZTE filed suit in the United States District Court for the District of Delaware alleging that Vringo breached its contractual obligations to ETSI, which it assumed from Nokia when it purchased its infrastructure patent portfolio. On February 6, 2015, the Court granted a temporary restraining order and preliminary injunction against Vringo. On February 10, 2015, the Court dissolved the temporary restraining order and preliminary injunction and granted Vringo’s request to transfer the case to the United States District Court for the Southern District of New York.

On February 5, 2015, ZTE filed inter partes review (“IPR”) requests for five of Vringo’s United States Patents. The requests, filed with the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office will remain pending until the PTAB makes a decision on whether to grant the requests and, thus, review the patents. While these patents have counterparts being litigated by Vringo in other parts of the world, none of these United States Patents are currently in litigation. On June 5, 2015, ZTE withdrew their requests for IPR for procedural reasons. Vringo anticipates that ZTE will re-file them in the near future.

European Commission

On April 10, 2014, ZTE filed a complaint with the European Commission. We believe that the accusations are not accurate. The European Commission has not yet set the schedule for this matter.

European Patent Office

On May 14, 2015, ZTE filed an opposition to one of Vringo’s newly issued patents at the European Patent Office. Vringo believes that ZTE’s request has no merit and plans to vigorously defend the validity of its patent. A schedule has not yet been set.

National Development and Reform Commission (China)

On January 13, 2015, Vringo Infrastructure received a Request for Assistance in Investigation from the National Development and Reform Commission of the People’s Republic of China (NDRC). This request was based on a complaint filed by ZTE against Vringo. The NDRC has demanded that Vringo consent to mediation with ZTE overseen by the NDRC or face severe criminal and civil penalties. Vringo is actively responding to the NDRC’s concerns and working to convince them that ZTE’s claims have no merit. Vringo is additionally working to ensure that the NDRC respects the various relevant treaties to which the United States and China are signatories.

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ASUS

Germany

On October 4, 2013 and January 29, 2014, Vringo Germany filed two patent infringement lawsuits against ASUS in the Düsseldorf Regional Court, alleging infringement of two European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ASUS does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

ASUS filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany, during the second quarter of 2014. Trials in the nullity suits have not been scheduled but are not anticipated before the second quarter of 2016 for the first patent and the second quarter of 2015 for the second patent.

Spain

On February 7, 2014, Vringo Infrastructure filed suit in the Commercial Court of Barcelona alleging infringement of a patent which is the Spanish counter-part of the first European patent filed in Germany. The oral hearing for this case was heard before the Commercial Court of Barcelona on November 25, 2014. Judgment is pending. On December 19, 2014, ASUS filed a nullity suit with respect to the same patent. A schedule for the case has not yet been set.

India

On April 15, 2014, Vringo Infrastructure filed suit in the High Court of Delhi, New Delhi alleging infringement of a patent related to use of dictionaries in search engines preloaded on certain ASUS devices. Google has successfully petitioned to intervene as an interested party and, by right, has filed responsive pleadings. A schedule for the remainder of case has not yet been set.

Search Patents

On September 15, 2011, our wholly-owned subsidiary, I/P Engine, Inc. (“I/P Engine”) initiated litigation in the United States District Court, for the Eastern District of Virginia, against AOL Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation (collectively, the “Defendants”) for infringement of claims of U.S. Patent Nos. 6,314,420 and 6,775,664, which I/P Engine acquired from Lycos, Inc.

Trial commenced on October 16, 2012, and the case was submitted to the jury on November 1, 2012. On November 6, 2012, the jury ruled in favor of I/P Engine and against the Defendants. After upholding the validity of the patents-in-suit, and determining that the asserted claims of the patents were infringed by the defendants, the jury found that reasonable royalty damages should be based on a “running royalty,” and that the running royalty rate should be 3.5%. The jury also awarded I/P Engine a total of approximately $30.5 million. On November 20, 2012, the clerk entered the District Court's final judgment.

On January 3, 2014, the District Court ordered that I/P Engine recover an additional sum of $17.32 million from Defendants for supplemental damages and prejudgment interest. On January 21, 2014, the District Court ruled that Defendants' alleged design-around is “nothing more than a colorable variation of the system adjudged to infringe," and accordingly I/P Engine "is entitled to ongoing royalties as long as Defendants continue to use the modified system.” On January 28, 2014, the District Court ruled that the appropriate ongoing royalty rate for Defendants' continued infringement of the patents-in-suit that “would reasonably compensate [I/P Engine] for giving up [its] right to exclude yet allow an ongoing willful infringer to make a reasonable profit” is a rate of 6.5% of the 20.9% royalty base previously set by the District Court. The Defendants also filed a separate appeal related to these matters.

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On August 15, 2014, the Court of Appeals for the Federal Circuit (“Federal Circuit”) held that the claims of the patents-in-suit asserted by the Company against the Defendants are invalid for obviousness. On August 20, 2014, Vringo announced that I/P Engine would seek en banc review of the Federal Circuit's decision.

On October 15, 2014, I/P Engine filed a petition for rehearing en banc, in which it argued that the majority's opinion in this case presents important questions of law and is at odds with a series of Supreme Court and Federal Circuit decisions which do not allow appellate judges to disregard a jury's detailed findings under these circumstances. I/P Engine argued that review is particularly appropriate here, where the panel majority not only failed to adopt the proper legal standard, but explicitly rejected it.

On December 15, 2014, the Federal Circuit denied I/P Engine's petition for rehearing of the case en banc and consequently, we announced that I/P Engine will seek review by the Supreme Court of the United States (“Supreme Court”) of the Federal Circuit's decision. On May 14, 2015, I/P Engine filed a petition for writ of certiorari with the Supreme Court of the United States.  The petition asks the Court to review and overturn a divided opinion of the U.S. Court of Appeals for the Federal Circuit, issued on August 15, 2014, which reversed a jury verdict entered in favor of I/P Engine against Google and certain of Google's customers in the United States District Court for the Eastern District of Virginia.

The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts and the website for the Supreme Court of the United States, www.supremecourt.gov.

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Corporate Information

We were incorporated in Delaware in 2006. Our principal executive offices are located at 780 Third Avenue, 12th Floor, New York, New York 10017, and our telephone number is (212) 309-7549. Our principal website is www.vringoip.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “VRNG.”

The Offering

This offering involves the offer and sale by us of 5,375,000 shares of our common stock issuable upon the exercise of warrants that are exercisable at an exercise price of $1.00 per share and that were originally issued by us on May 4, 2015. Each warrant will be exercisable upon the six month and one day anniversary of the date of their issuance, or November 5, 2015, and will expire five years from their initial exercisability date. Upon the cash exercise of the warrants, the holders of the warrants would pay us the exercise price per share of common stock of $1.00, subject to certain adjustments, or an aggregate of approximately $5,375,000, subject to certain adjustments, if the warrants are exercised in full.

Use of Proceeds

We intend to use the net proceeds from this offering, if any, for working capital purposes. See “Use of Proceeds” on page S-12 of this prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-10 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “VRNG.”

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RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors set forth below, together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering, and therefore, you will experience immediate dilution upon the exercise of the warrants sold in this offering for cash. The exercise of outstanding stock options and warrants may result in further dilution of your investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements, including statements related to the anticipated size of clinical trials, the anticipated timing of initiation of clinical trials, the expected availability of clinical trial results, the sufficiency of our cash resources, the estimated costs of clinical trials and the amounts of certain revenues and certain costs in comparison to prior years, or that otherwise relate to future periods, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Among other things: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. These and other risks, including those related to current economic and financial market conditions, are described in more detail in “Risk Factors” above and the additional risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, regardless of any new information, future events or other occurrences. We advise you, however, to consult any additional disclosures we make in our reports to the SEC on Forms 10-K, 10-Q and 8-K.

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USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital purposes.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 15, 2015, we had 95,880,006 shares of common stock outstanding held of record by 11 stockholders, which does not include stockholders who hold their shares in “street name.” There are no outstanding shares of preferred stock.

The following description of our common stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation and our bylaws.

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Warrants

As of June 26, 2015, there were warrants to purchase 9,566,796 shares of Vringo common stock outstanding at a weighted-average exercise price of $1.33 per share. This amount is comprised of warrants to purchase 758,023 shares of common stock exercisable until February 6, 2017 at an exercise price of $1.76, warrants to purchase 3,433,773 shares of common stock exercisable until July 19, 2017 at an exercise price of $1.76, and the warrants to purchase 5,375,000 shares of common stock issuable hereunder which are exercisable until May 4, 2020 at an exercise price of $1.00. Prior to June 21, 2015, we also had public warrants to purchase 4,784,000 shares of common stock at an exercise price of $5.06, which were listed on the NASDAQ Capital Market under the symbol “VRNGW,” and additional warrants which were privately held to purchase 8,426,858 shares of common stock, both of which expired on June 21, 2015.

May 2015 Warrants

The warrants we issued in May 2015 will entitle their holders to purchase, in aggregate, up to 5,375,000 shares of our common stock. The warrants will not be exercisable until the six month and one day anniversary of the date of their issuance and will expire five years from the initial exercisability date. The warrants will initially be exercisable at an exercise price equal to $1.00, subject to certain adjustments.

The warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the warrants, the warrants may be exercised on a cashless basis. This prospectus covers the shares of common stock issuable from time to time upon exercise of the warrants.

The exercise price of the warrants is subject to adjustment for stock splits, combinations or similar events. If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a holder of a warrant will have the right thereafter to substitute the “floating” conversion price for the exercise price upon exercise of all or part the warrant.

The warrants require “buy-in” payments to be made by us for failure to deliver the shares of common stock issuable upon exercise.

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Limitations on Exercise

The warrants may not be exercised if, after giving effect to the exercise, the holder of the warrant together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock, or Warrant Blocker. The Warrant Blocker applicable to the exercise of the warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Participation Rights

The holders of the warrants are entitled to receive any dividends paid or distributions made to the holders of our common stock on an “as if converted to common stock” basis.

Purchase Rights

If we issue options, convertible securities, warrants, stock, or similar securities to holders of our common stock, each holder of a warrant has the right to acquire the same as if the holder had exercised its warrant.

Fundamental Transactions

The warrants prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes all of our obligations under the warrants under a written agreement before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a warrant a will have the right to force us to repurchase the holder’s warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the warrants) of the then unexercised portion of the warrant.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Our certificate of incorporation and bylaws contains provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing on the NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market under the symbol “VRNG.”

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PLAN OF DISTRIBUTION

The common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the warrants described herein. For the holders of warrants to exercise the warrants, the shares issuable upon exercise must either be registered under the Securities Act of 1933, as amended, or exempt from registration. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of a share of common stock.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, has passed upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2014 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated March 16, 2015 covering the consolidated financial statements as of December 31, 2014 and for the year then ended contains an explanatory paragraph that the Company has suffered recurring losses from operations and negative cash flows from operating activities and may not have sufficient cash or available sources of liquidity to support operating requirements that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.vringoip.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015, as amended on April 30, 2015;

•	our Quarterly Report on Form 10-Q, filed on May 5, 2015;

•	our Current Reports on Form 8-K, filed on June 24, 2015, June 18, 2015, May 4, 2015 and January 23, 2015 (other than the portions of those reports not deemed to be filed);

•	the description of our common stock and public warrants contained in our Registration Statement on Form 8-A, filed on April 29, 2013 (File No. 001-34785); and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-34785.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Vringo, Inc., 780 Third Avenue, 12th Floor, New York, New York 10017 or call (212) 309-7549.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee		$6,435
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Fees		*
Printing Expenses		*
Miscellaneous		*
Total	$	*

* Fees depend on the number of issuances and amount of securities sold and accordingly cannot be estimates at this time.

Item 15. Indemnification of Directors and Officers.

The amended and restated certificate of incorporation of the Company provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”).

Article EIGHTH of the Company’s amended and restated certificate of incorporation provides:

“The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

Pursuant to the Company’s bylaws, the directors and officers of the Company shall, to the fullest extent permitted by the DGCL, also have the right to receive from the Company an advancement of expenses incurred in defending any proceeding in advance of its final disposition. To the extent required under the DGCL, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified for such expenses. The Company is not required to provide indemnification or advance expenses in connection with (i) any proceeding initiated by a director or officer of the Company unless such proceeding was authorized by the Board of Directors or otherwise required by law; (ii) any proceeding providing for disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (iii) and for amounts for which payment is actually made to or on behalf of such person under any statute, insurance policy or indemnity provisions or law; or (iv) any prohibition by applicable law.

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Pursuant to the Company’s certificate of incorporation, the Company may also maintain a directors’ and officers’ insurance policy which insures the Company and any of its directors, officers, employees, agents or other entities, against expense, liability or loss asserted against such persons in such capacity whether or not the Company would have the power to indemnify such person under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we have entered into indemnification agreements with our directors and officers.

Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 26, 2015.

VRINGO, INC.

By	/s/ Andrew D. Perlman
Andrew D. Perlman President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Vringo, Inc., hereby severally constitute and appoint Andrew D. Perlman and Anastasia Nyrkovskaya, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew D. Perlman	Chief Executive Officer and Director	June 26, 2015
Andrew D. Perlman	(principal executive officer)

/s/ Anastasia Nyrkovskaya	Chief Financial Officer (principal	June 26, 2015
Anastasia Nyrkovskaya	financial and accounting officer)

/s/ John Engelman	Director	June 26, 2015
John Engelman

/s/ Donald E. Stout	Director	June 26, 2015
Donald E. Stout

/s/ H. Van Sinclair	Director	June 26, 2015
H. Van Sinclair

/s/ Ashley C. Keller	Director	June 26, 2015
Ashley C. Keller

/s/ Noel J. Spiegel	Director	June 26, 2015
Noel J. Spiegel

EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on May 18, 2010).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 20, 2012).
3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 20, 2012).
3.4	Amended and Restated Bylaws (incorporated by reference from our Registration Statement on Form S-1 filed on January 29, 2010).
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 of Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 18, 2010).
4.2	Specimen Public Warrant Certificate (Incorporated by reference to Exhibit 4.3 of Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 18, 2010).
4.3	Form of Warrant Agreement (Incorporated by reference to Exhibit 4.4 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on March 29, 2010).
4.4*	Form of Certificate of Amendment or Designation with respect to Preferred Stock.
4.5*	Form of Senior Debt Security.
4.6*	Form of Subordinated Debt Security.
4.7	Form of Senior Indenture.
4.8	Form of Subordinated Indenture.
4.9*	Form of Warrant Agreement and Warrant Certificate.
4.10*	Form of Rights Agreement and Right Certificate.
4.11*	Form of Purchase Contract.
4.12*	Form of Unit Agreement and Unit.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the securities being registered.
10.1	Form of Warrants (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on May 4, 2015).
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLC, Independent Registered Public Accounting Firm.
23.2	Consent of Somekh Chaikin, Certified Public Accountants (Isr.), a member firm of KPMG International.
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this registration statement).
25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a current report on Form 8-K.